Exhibit 10.1

                                    AGREEMENT

     AGREEMENT (this "Agreement"), dated as of May 7, 2007 (the "Effective Date"), by and between GSV, Inc., a Delaware corporation (the "Company"), and D. Emerald Investments Ltd., an Israeli corporation (the "Investor").

                                   WITNESSETH:

                WHEREAS, pursuant to a Purchase Agreement dated as of May 11, 2004 (the "Purchase Agreement"), the Investor purchased (i) a two-year 8% convertible promissory note in the principal amount of $200,000 (the "Convertible Note"), and (ii) a warrant to purchase up to 1,142,857 shares ("Shares") of common stock, par value $.001 per share ("Common Stock"), of the Company, at a price of $.70 per share (the "Warrant", and together with the Convertible Note, the "Securities") from the Company;

                WHEREAS, pursuant to an agreement dated as of May 10, 2005, the Investor and the Company extended and renewed the Convertible Note and Warrant such that the maturity date of the Convertible Note became May 10, 2007, the last date on which the Convertible Note could be converted into common stock became May 10, 2006 and the expiration date of the Warrant became May 10, 2006;

                WHEREAS, pursuant to an agreement dated as of May 10, 2006, the Investor and the Company extended and renewed the Convertible Note and Warrant such that the maturity date of the Convertible Note became January 10, 2008, the last date on which the Convertible Note could be converted into common stock became May 10, 2007 and the expiration date of the Warrant became May 10, 2007; and

                WHEREAS, the Company and the Investor now desire to amend the terms of the Convertible Note and Warrant in order to renew and extend again their respective rights and obligations under such agreements.

                NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Amendment of Convertible Note. The Convertible Note is hereby amended as follows:

                (a) Extension of Maturity Date. The first sentence of the first paragraph of the Convertible Note is hereby deleted and replaced in its entirety with the following:

                FOR VALUE RECEIVED, GSV, INC., a Delaware corporation ("Company"), with its principal office at 191 West Post Road, Westport, Connecticut 06880, hereby promises to pay to the order of D. EMERALD INVESTMENTS LTD., an Israeli corporation ("Holder"), with its principal office at 85 Medinat Ha-Yehudim Street, Herzeliya, Israel (the "Holder's Office"), or its assigns, on July 10, 2008 (the "Maturity Date"), the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest on the unpaid balance of said Principal Amount from time to time outstanding at the rate of eight percent (8%) per annum ("Contract Interest").

                (b) Extension of Conversion Rights. Section 3.1 of the Convertible Note is hereby deleted and replaced in its entirety with the following:

                3.1 Right to Convert. At any time prior to July 10, 2008, the Holder may, at its option, by written notice to the Company ("Conversion Notice"), elect to convert this Note and all accrued and unpaid Contract Interest thereon, in whole but not in part, into Common Stock at the price of $.70 per share of Common Stock (the "Conversion Price"), as adjusted to reflect stock dividends, stock splits, recapitalizations and the like pursuant to Section 3.3 below.

                (c) Full Force and Effect. Except as amended hereby, the terms of the Convertible Note remain in full force and effect.

          2.    Amendment of Warrant. The Warrant is hereby amended as follows:

                (a) Extension of Term. The second full paragraph of the Warrant is hereby deleted and replaced in its entirety with the following:

                Subject to the terms of the Purchase Agreement dated as of May 11, 2004, by and between the Company and the Holder (the "Purchase Agreement") and subject to the terms and conditions hereinafter set forth below, the Holder is entitled upon surrender of this Warrant and the duly executed Notice of Exercise form annexed hereto as Appendix 1, at the office of the Company, 191 Post Road West, Westport, Connecticut 06880, or such other office as the Company shall notify the Holder of in writing (the "Principal Office"), to purchase from the Company One Million, One Hundred and Forty-Two Thousand and Eight Hundred and Fifty-Seven (1,142,857), duly authorized, validly issued, fully paid and non-assessable shares, free and clear of all liens, pledges, security interests, charges, and encumbrances (the "Shares") of the Company's common stock, $.001 par value per share ("Common Stock"). The purchase price per Share shall be the Exercise Price, subject to adjustment as set forth in Article 2 below. This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on May 10, 2008 (the "Expiration Date"). Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number of Shares shall be subject to adjustment as hereinafter provided.

                (b) Full Force and Effect. Except as amended hereby, the terms of the Warrant remain in full force and effect.

          3.    Representations and Warranties of the Company

                The Company hereby represents, warrants and agrees to and with the Investor as follows:


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
                (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The rights, preferences, privileges and restrictions granted to or imposed upon the Shares, and the holders thereof are as set forth in the Company's Certificate of Incorporation and Certificates of Amendment thereof, Certificate of Merger and Amended and Restated By-laws, true and complete copies of which have been delivered to Investor and are attached as Exhibit E to the Purchase Agreement, except insofar as such rights are affected by the terms of the Company's Series C preferred stock, the provisions of which have been previously provided to the Investor.

                (b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          4.    Representations and Warranties of Investor

                The Investor hereby represents, warrants and agrees to and with the Company as follows:

                (a) Organization, Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Israel.

                (b) Authorization. All corporate action on the part of the Investor, its officers, directors and stockholders, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

          5.    Miscellaneous.

                (a) Further Assurances. The parties to this Agreement agree to execute and deliver any and all papers and documents that may be necessary to carry out the terms of this Agreement.

                (b) Entire Agreement. Except as otherwise provided in this Agreement or the Purchase Agreement, this Agreement, the Purchase Agreement, the Convertible Note and the Warrant contain the entire agreement among the parties hereto and there are no agreements, representations or warranties that are not set forth herein. This Agreement may not be amended,


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
revised, terminated or waived except by an instrument in writing signed and delivered by the party to be charged therewith.

                (c) Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the successors of the respective parties hereto.

                (d) Governing Law and Jurisdiction. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth in Section 6(f) below will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

                (e) Notices. All notices, consents, requests, demands and other communications herein shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified below if delivered in person or any courier or if sent by certified or registered mail (return receipt requested); or (b) upon dispatch if transmitted by confirmed telecopy or other means of confirmed facsimile transmissions, in each case as addressed to such party or parties at their addresses as set forth in the Purchase Agreement. The parties hereto may designate different addresses or facsimile numbers by written notice in the aforesaid manner.

                (f) Survival of Representations and Warranties. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof by or on behalf of the Investor or the Company.

                (g)     Severability. In the event any provision of this
Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

                (h) Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original and both of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                      [Signatures appear on following page]

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
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                    GSV, INC.

                                    By:/s/ Gilad Gat
                                       -----------------------------------------
                                    Name:  Gilad Gat
                                    Title: Chief Executive Officer and President


                                    D. EMERALD INVESTMENTS LTD.


                                    By: /s/ Roy Harel
                                        ----------------------------------------
                                    Name:  Roy Harel
                                    Title: Manager


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